UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 24, 2019 (April 22, 2019) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2019, the Company and Michael Norregaard entered into an Employment Agreement. Reference is made to Section 5.02 for a description of the Employment Agreement which does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Employment Agreement which is incorporated by reference into this Item 1.01 by reference to Exhibit 10.1 to this report.

On April 22, 2019, the Company and Gary Weis entered into a Retirement and Transition Agreement. Reference is made to Section 5.02 for a description of the Retirement and Transition Agreement which does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Retirement and Transition Agreement which is incorporated by reference into this Item 1.01 by reference to Exhibit 10.1 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2019, the Board of Directors (the "Board") of Sonic Foundry, Inc. (the "Company") appointed Michael Norregaard to serve as the Chief Executive Officer.

Effective May 1, 2019, the Company entered into the employment agreement referenced in Item 1.01 with Mr. Norregaard as Chief Executive Officer, reporting directly to the Board of Directors. The employment agreement will continue until terminated pursuant to the terms thereof. Pursuant to the terms of the employment agreement, Mr. Norregaard will receive an annual minimum base salary of $231,750 per year subject to increase at the discretion of the Board. Mr. Norregaard may also receive a performance bonus at the discretion of the Board.

In the event Mr. Norregaard’s employment is terminated without cause, as defined in the employment agreement, or in the event his employment is constructively terminated, Mr. Norregaard shall be entitled to receive in equal bi-weekly installments over a twelve-month period, compensation equal to the highest cash compensation (including base compensation and incentive/bonus) paid to Mr. Norregaard in any of the last three fiscal years immediately prior to termination. In the event of a Change of Control, as defined in the employment agreement, and following a demotion without cause or his title, authority, status or responsibilities is substantially altered, his salary is reduced or the principal office is more than 50 miles outside the Madison metropolitan area, Mr. Norregaard is entitled to terminate the agreement, in which event he shall be entitled to receive, within thirty days of such termination, an amount equal to the highest cash compensation (including base compensation and incentive/bonus) paid to Mr. Norregaard in any of the last three fiscal years immediately prior to his termination. In any of the above events, (i) all of Mr. Norregaard’s unvested stock options and stock grants will vest immediately upon termination and Mr. Norregaard will have one year from the date of termination to exercise any such options and (ii) Mr. Norregaard will receive health insurance continuation as required by COBRA, salary accrued to the date of termination, and any accrued vacation pay. Pursuant to the terms of the employment agreement, it shall not be considered a termination of any kind, including but not limited to a "voluntary termination", "involuntary termination", "constructive termination", or "termination without cause", if the Board elects to hire a new Chief Executive Officer in replacement of Mr. Norregaard, provided that the Board offers to engage Mr. Norregaard as Chief Operating Officer, pursuant to substantially the same terms and conditions as set forth in the employment agreement (except that Mr. Norregaard shall in such event report to the new Chief Executive Officer). Mr. Norregaard has further agreed not to disclose the Company’s proprietary information, and, until one year following the termination of his employment agreement, not to compete with the Company or solicit the Company’s employees.

The foregoing description of Mr. Norregaard’s employment agreement is qualified in all respects by reference to the full text of such employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated by references in this Item 5.02. There was no arrangement or understanding between Mr. Norregaard on the one hand, and any other person, on the other hand, pursuant to which Mr. Norregaard was selected as Chief Executive Officer. Mr. Norregaard does not have a family relationship with any current director or executive officer of the Company.

Effective May 1, 2019, Mr. Gary Weis will retire from his position as Chief Executive Officer and Chief Technology Officer. Mr. Weis has agreed to serve as Senior Advisor to the Company from the effective date through the termination date of April 30, 2020, and has further agreed to remain on the Board. Pursuant to the terms of the retirement and transition agreement entered into between Mr. Weis and the Company referenced in Item 1.01, Mr. Weis has agreed to provide transitional services to the Company as well as transactional and negotiation assistance to the Special Committee of the Board ("Special Committee"). Mr. Weis has agreed not to accept any other employment, consultancy or position that would interfere in any way with Weis's duties and responsibilities to the Company until the termination date. Mr. Weis will report to the Board or, with respect to assistance regarding strategic alternatives, to the Special Committee. Pursuant to the terms of the retirement and transition agreement, Mr. Weis will receive a salary of $30,000 per month, payable biweekly at a rate of $13,846.15. All of Mr. Weis's existing stock options will fully vest on the effective date, and Mr. Weis will be entitled to reimbursement for all reasonable business expenses incurred in connection with the performance of his responsibilities.

The foregoing description of Mr. Weis's retirement and transition agreement is qualified in all respects by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and incorporated by referenced in this Item 5.02.

Item 8.01 Other Events.

On April 24, 2019, the Company issued a press release announcing the appointment of Michael Norregaard as Chief Executive Officer, the retirement of Gary Weis as Chief Executive Officer and Chief Technology Officer, and the appointment of Mr. Weis as Senior Advisor. The full text of the press release is attached herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

10.1	Employment Agreement as of April 22, 2019 by and between Sonic Foundry, Inc. and Michael Norregaard

10.2	Retirement and Transition Agreement as of April 22, 2019 by and between Sonic Foundry, Inc. and Gary Weis

99.1	Text of press release dated April 24, 2019

EXHIBIT LIST

NUMBER DESCRIPTION

10.1	Employment Agreement as of April 22, 2019 by and between Sonic Foundry, Inc. and Michael Norregaard
10.2	Retirement and Transition Agreement as of April 22, 2019 by and between Sonic Foundry, Inc. and Gary Weis
99.1	Text of press release dated April 24, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

April 24, 2019

By:	/s/ Kenneth A. Minor
By:	Kenneth A. Minor
Title:	Chief Financial Officer